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As filed with the Securities and Exchange Commission on March 1, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	27-4358837 (I.R.S. Employer Identification Number)

233 South Patterson Avenue
Springfield, Missouri 65802
(417) 862-6708
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas McFall
Executive Vice President of Finance and Chief Financial Officer
O'Reilly Automotive, Inc.
233 South Patterson
Springfield, Missouri 65802
(417) 862-6708
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
P. Michelle Gasaway, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000

From time to time after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price(1)(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)

Debt Securities	—	—	—	—

(1)
Not specified pursuant to General Instruction II.E. of Form S-3.

(2)
An indeterminate principal amount of debt securities is being registered as may be issued from time to time at indeterminate prices (based on a percentage of principal amount).

(3)
In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

PROSPECTUS

O'Reilly Automotive, Inc.

Debt Securities

        The debt securities covered by this prospectus may be sold from time to time by O'Reilly Automotive, Inc.

        We will provide specific terms of any offering, including the price to the public of the debt securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our debt securities.

        We may sell these debt securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods.

        Investing in our debt securities involves certain risks. See "Risk Factors" beginning on page 1 of this prospectus and Part I, Item 1A, "Risk Factors" beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019, which is incorporated by reference herein, as well as the other information included and incorporated by reference herein, to read about factors you should consider before deciding to invest in our debt securities.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2019.

        In this prospectus, except as otherwise noted, the words "we," "our," "ours" and "us" refer to O'Reilly Automotive, Inc. and all of its subsidiaries.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any related prospectus supplement or free writing prospectus. We and the underwriters have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus, any related prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, even though this prospectus may be delivered or debt securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the debt securities described in the registration statement in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the debt securities we may offer. Each time debt securities are offered, we will provide a prospectus supplement and/or a free writing prospectus that will describe the specific amounts, prices and terms of the debt securities we offer. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and/or free writing prospectus also may add, update or change information contained in this prospectus. This prospectus, together with any applicable prospectus supplement and/or free writing prospectus, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or free writing prospectus, you should rely on the information in such prospectus supplement and/or free writing prospectus. Please carefully read both this prospectus and any prospectus supplement and/or free writing prospectus together with the additional information described below under the section entitled "Incorporation of Certain Documents by Reference."

        We may sell these debt securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of debt securities. The names of any such underwriters, dealers or agents involved in the sale of any such debt securities, and any applicable fee, commission or discount arrangements with them, will be described in the applicable prospectus supplement and/or free writing prospectus for such debt securities.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be read and copied at: SEC Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's website at http://www.sec.gov.

        We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.oreillyauto.com. The information contained on our website (other than the SEC filings expressly referred to below) is not incorporated by reference herein and does not form a part of this prospectus.

        Copies of any of the above-referenced documents will also be made available, free of charge, upon written request to: O'Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

ii

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until the offering of debt securities made by this prospectus is completed or terminated. The documents we have incorporated by reference are:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019;

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  Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018; and

  •
  Current Report on Form 8-K, filed with the SEC on March 1, 2019.

        Notwithstanding the above, information that is "furnished" to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (417) 874-7161, or by sending a written request to O'Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        We claim the protection of the safe harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "estimate," "may," "could," "will," "believe," "expect," "would," "consider," "should," "anticipate," "project," "plan," "intend" or similar words. In addition, statements contained within this prospectus that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, tariffs, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, information security and cyber attacks, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. For further information, see the section entitled "Risk Factors" in this prospectus and any applicable prospectus supplement and/or free writing prospectus and any sections entitled "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" contained in documents incorporated by reference into this prospectus or any applicable prospectus supplement and/or free writing prospectus. Forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

THE COMPANY

        We are one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, selling our products to both do-it-yourself and professional service provider customers, our "dual market strategy." The business was founded in 1957 by Charles F. O'Reilly and his son, Charles H. "Chub" O'Reilly, Sr., and initially operated from a single store in Springfield, Missouri.

        At December 31, 2018, we operated 5,219 stores in 47 states. Our stores carry an extensive product line, including

  •
  new and remanufactured automotive hard parts, such as alternators, batteries, brake system components, belts, chassis parts, driveline parts, engine parts, fuel pumps, hoses, starters, temperature control and water pumps;

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  maintenance items, such as antifreeze, appearance products, engine additives, filters, fluids, lighting, oil and wiper blades; and

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  accessories, such as floor mats, seat covers and truck accessories.

        Our stores offer many enhanced services and programs to our customers, such as

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  battery diagnostic testing;

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  battery, wiper and bulb replacement;

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  check engine light code extraction;

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  custom hydraulic hoses;

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  drum and rotor resurfacing;

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  electrical and module testing;

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  loaner tool program;

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  machine shops;

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  professional paint shop mixing and related materials; and

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  used oil, oil filter and battery recycling.

        We are a Missouri corporation and the address of our principal executive offices is 233 South Patterson Avenue, Springfield, Missouri 65802. Our telephone number is (417) 862-6708, and our website is www.oreillyauto.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any debt securities.

RISK FACTORS

        Investing in our debt securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Cautionary Statement Concerning Forward-Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement and/or free writing prospectus before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our debt securities could decline and you could lose all or part of your investment. See "Incorporation of Certain Documents by Reference" and "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement and/or free writing prospectus accompanying this prospectus, we intend to use the net proceeds from any sale of debt securities that may be offered hereby for general corporate purposes, which may include ordinary course working capital increases, repurchases of shares of common stock, repayment of debt and to invest in other business opportunities, including acquisitions, and to pay related fees and expenses. The prospectus supplement and/or any free writing prospectus relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of debt securities.

DESCRIPTION OF DEBT SECURITIES

        References in this "Description of Debt Securities" section to "we," "us," "our" or "O'Reilly" refer only to O'Reilly Automotive, Inc. and not to any of the subsidiaries of O'Reilly Automotive, Inc.

        The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer's certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any free writing prospectus. The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the terms of such debt securities from those described below.

        The debt securities sold under this prospectus will be direct obligations of O'Reilly Automotive, Inc., unless otherwise stated in a prospectus supplement. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in a prospectus supplement. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be direct obligations of O'Reilly Automotive, Inc. and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as "senior subordinated" debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be "junior subordinated" debt securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer's certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.

        We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement and/or any free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

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  the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

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  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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  the stated maturity date;

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  any fixed or variable interest rate or rates per annum;

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  whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

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  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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  the date from which interest may accrue and any interest payment dates and any related record dates;

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  any sinking fund requirements;

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  any provisions for redemption or repurchase, including the redemption or repurchase price;

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  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

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  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

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  whether we will issue the debt securities in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

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  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

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  any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

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  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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  the guarantee provisions, if any, relating to the debt securities;

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  the subordination provisions, if any, relating to the debt securities;

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  any restriction or condition on the transferability of debt securities;

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  any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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  any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

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  provisions, if any, granting special rights to holders upon the occurrence of specified events;

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  any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

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  any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or free writing prospectus, with respect to such series).

        We will describe in the applicable prospectus supplement and/or free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as "original issue discount" debt securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount debt securities.

        Except as may be described in any prospectus supplement and/or free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us. You should review carefully the applicable prospectus supplement and/or free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations and Interest

        Unless otherwise described in the applicable prospectus supplement and/or free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.

Certain Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

        The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.

Merger, Consolidation or Sale of Assets

        The indenture provides that we shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property in any one transaction or series of related transactions unless:

          (1)   O'Reilly shall be the surviving person (the "Surviving Person") or the Surviving Person (if other than O'Reilly) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

          (2)   the Surviving Person (if other than O'Reilly) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by O'Reilly,

          (3)   immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and

          (4)   O'Reilly shall deliver, or cause to be delivered, to the trustee, an officer's certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

        For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of O'Reilly, which property, if held by O'Reilly instead of such subsidiaries, would constitute all or substantially all the property of O'Reilly on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of O'Reilly.

        Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to O'Reilly or another subsidiary and (ii) O'Reilly may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing O'Reilly in another state of the United States.

Events of Default

        Each of the following constitutes an event of default with respect to a particular series of debt securities:

          (1)   a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise,

          (2)   our failure to pay interest on any debt security of such series within 30 days of when such amount becomes due and payable,

          (3)   our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

          (4)   certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

          (5)   any other event of default described as may be specified in the applicable prospectus supplement with respect to such series.

        A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

        If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

        If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (1)   such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

          (2)   the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

          (3)   the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

        The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.

        The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer's certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.

        No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

  •
  reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

  •
  reduce the rate of or extend the time of payment for interest on such debt security,

  •
  reduce the principal amount or extend the stated maturity of such debt security,

  •
  reduce the redemption price of such debt security or add redemption provisions to such debt security,

  •
  make such debt security payable in money other than that stated in the indenture or the debt security, or

  •
  impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.

        Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities or any future subsidiary guarantees to any description thereof in this prospectus or any prospectus supplement and/or free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Governing Law

        Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

        Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Defeasance

        We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as "legal defeasance," except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as "covenant defeasance." We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

        The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:

          (1)   we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient (based on a certificate, report or opinion of a a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government obligations) to pay principal and interest when due on all the debt securities of such series to maturity,

          (2)   no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the gratning of lients in connection therewith),

          (3)   such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the gratning of lients in connection therewith),

          (4)   in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

            (a)   we have received from, or there has been provided by, the IRS a ruling, or

            (b)   since the date of the indenture there has been a change in the applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

          (5)   in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

          (6)   we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Discharge of the Indenture

        When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied by an officer's certificate and an opinion of counsel.

Subordination

        We will describe in the applicable prospectus supplement and/or free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the "senior indebtedness" with respect to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

  •
  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:

  •
  by the depositary for such registered global debt security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

  •
  any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.

        So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:

  •
  will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary's procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as "bearer global debt securities." We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

        Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

        None of O'Reilly, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

PLAN OF DISTRIBUTION

        We may sell debt securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement relating to an offering of debt securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered debt securities and the proceeds to us from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered debt securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale, the underwriters will acquire the offered debt securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered debt securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of debt securities if any are purchased.

        In connection with underwritten offerings of the offered debt securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered debt securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, we will sell such debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Any debt securities issued hereunder will be a new issue of debt securities and will have no trading market prior to the date of such issuance. Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the debt securities.

LEGAL MATTERS

        The validity of the debt securities being offered in this prospectus and any related prospectus supplement is being passed upon for O'Reilly Automotive, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain matters of Missouri law with respect to debt securities will be passed upon for us by Shook, Hardy & Bacon L.L.P., Kansas City, Missouri. If the debt securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of O'Reilly Automotive, Inc. and Subsidiaries appearing in O'Reilly Automotive, Inc. and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2018 including the schedule appearing therein, and the effectiveness of O'Reilly Automotive, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and O'Reilly Automotive, Inc. and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are, and audited financial statements and O'Reilly Automotive, Inc. and Subsidiaries management's assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Debt Securities

Prospectus

March 1, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered debt securities, other than underwriting discounts and commissions (if any).

SEC registration fee	$	*
Trustee's fees and expenses		**
Printing fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous fees and expenses		**

Total:	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of debt securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the debt securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

Missouri

        Section 351.355(1) of The General and Business Corporation Law of Missouri, or the MGBCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) of the MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

        Section 351.355(3) of the MGBCL provides that, except as otherwise provided in the corporation's articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to in subsection (1) or (2) of Section 351.355 of the MGBCL, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such action, suit or proceeding. Section 351.355(6) of the MGBCL provides that the indemnification provided in Section 351.355 is not deemed to be exclusive of any other rights of indemnification that a person may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. Section 351.355(7) of the MGBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2) of Section 351.355 of the MGBCL, provided such additional indemnification is either (i) authorized, directed or provided for by the corporation's articles of incorporation or an amendment thereto or (ii) is authorized, directed or provided for by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

        Section 351.055.2(3) of the MGBCL permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 351.345 of the MGBCL or (iv) for any transaction from which the director derived an improper personal benefit.

  O'Reilly Automotive, Inc.

        Article IX of O'Reilly's articles of incorporation, as currently in effect, permits O'Reilly to enter into agreements with its directors, officers, employees and agents, providing such indemnification as deemed appropriate, up to the maximum extent permitted by law. Article IX of the articles of incorporation, as currently in effect, provides that O'Reilly shall extend to its directors (other than a party plaintiff suing on his own behalf or in right of the corporation) the indemnification specified in subsections (1) and (2) of Section 351.355 of the MGBCL and the additional indemnification authorized in subsection (7) of the MGBCL and that it may extend to its officers, employees and agents such indemnification and additional indemnification.

        In addition, Article XI of the articles of incorporation, as currently in effect, states that no director of O'Reilly shall be personally liable to O'Reilly or its shareholders for monetary damages for breach of fiduciary duty by such director as a director, but it does not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to O'Reilly or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 351.345 of the MGBCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of Article XI will apply to or have any effect on the liability or alleged liability of any director of O'Reilly for or with respect to any acts or omissions of such director prior to such amendment or repeal.

Item 16.    Exhibits

        See the "Exhibit Index" following the signature pages hereto.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby further undertakes:

          (1)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit		Description
1.1	*	Form of Underwriting Agreement
4.1		Form of Indenture between O'Reilly Automotive, Inc. and U.S. Bank National Association, as Trustee
4.2		Form of Debt Security (included in Exhibit 4.1)
5.1		Opinion of Shook, Hardy & Bacon L.L.P.
5.2		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1		Consent of Ernst & Young LLP
23.2		Consent of Shook, Hardy & Bacon L.L.P. (included in Exhibit 5.1)
23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1		Power of Attorney
25.1		Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment or incorporated by reference prior to the offering of debt securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on this 1st day of March, 2019.

O'REILLY AUTOMOTIVE, INC.
BY:	/s/ THOMAS MCFALL Thomas McFall Executive Vice President of Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Greg D. Johnson	Co-President and Chief Executive Officer (Principal Executive Officer)	March 1, 2019
/s/ THOMAS MCFALL Thomas McFall	Executive Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2019
* Jay D. Burchfield	Director	March 1, 2019
* Thomas T. Hendrickson	Director	March 1, 2019
* Greg Henslee	Director	March 1, 2019
* John R. Murphy	Director	March 1, 2019
* David E. O'Reilly	Director	March 1, 2019

Signature		Title	Date

* Larry P. O'Reilly		Director	March 1, 2019
* Rosalie O'Reilly Wooten		Director	March 1, 2019
* Dana M. Perlman		Director	March 1, 2019
* Ronald Rashkow		Director	March 1, 2019
*By:	/s/ THOMAS MCFALL Thomas McFall Attorney-in-fact		March 1, 2019